EXHIBIT 15.2

PricewaterhouseCoopers

                                                     PricewaterhouseCoopers, LLP
                                                          214 North Tryon Street
                                                                      Suite 3600
                                                             Charlotte, NC 28202
                                                        Telephone (704) 344-7500
                                                        Facsimile (704) 344-4100

October 20, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 28, 2004, except for Note 13 as to which the date is September 30, 2004, on our review of interim financial information of Sonoco Products Company for the three and six month periods ended June 27, 2004 and June 29, 2003 and included in Sonoco Products Company's Current Report on Form 8-K dated October 14, 2004 is incorporated by reference in this Registration Statement on Form S-4.


Yours very truly,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP